UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     January  11, 2002

SYSCOMM INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-22693	11-2889809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Kingsbridge Road, Fairfield, New Jersey	07004
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:           (973) 227-8772

Item 5.      Other Events

        Garrett A. Sullivan will be retiring and has resigned as Chairman of the Board of SysComm International Corporation (the “Registrant”) effective January  11, 2002. The Board of Directors has elected Jerome C. Artigliere to fill the vacancy created on the Board of Directors as a result of Mr. Sullivan's resignation. Mr. Artigliere is the Senior Vice President, Chief Financial Officer and Assistant Treasurer of Applied Digital Solutions, Inc. Mr. Artigliere will serve as the Registrant's Chairman of the Board of Directors.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSCOMM INTERNATIONAL CORPORATION (Registrant)
Date: January 18, 2002	By:	/s/ J. Robert Patterson
J. Robert Patterson Chief Financial Officer